Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated May 25, 2017, on the financial statements and financial highlights of Deutsche Real Assets Fund included in the Annual Report to Shareholders for the year ended March 31, 2017, which is also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption "Financial Highlights” in the Prospectus, dated July 31, 2017, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 145 (File No. 002-21789) of the Deutsche Real Assets Fund and is incorporated by reference in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated July 31, 2017, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 145 (File No. 002-21789) of the Deutsche Real Assets Fund and is incorporated by reference in the Statement of Additional Information included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 31, 2017